Exhibit 21.1

SUBSIDIARIES

Alliente, Inc. (Delaware)

Alliente Ireland Ltd. (Ireland)

Alliente Limited (UK)

Ariba Argentina S.R.L. (Argentina)

Ariba Australia Pty Ltd. (Australia)

Ariba Belgium N.V. (Belgium)

Ariba Canada Inc. (Canada)

Ariba (China) Limited (Hong Kong)

Ariba Czech s.r.o. (Czech Republic)

Ariba Deutschland GmbH (Germany)

Ariba France, SAS (France)

Ariba Holdings, Inc. (Cayman Islands)

Ariba Iberia, S.L. (Spain)

Ariba India Pvt. Ltd. (India)

Ariba International Inc. (Delaware)

Ariba International Holdings, Inc. (Delaware)

Ariba International Singapore Pte. Ltd. (Singapore)

Ariba Investment Company, Inc. (Delaware)

Ariba Italia Srl (Italy)

Ariba Latin America, Inc. (Delaware)

Ariba Singapore Pte. Ltd. (Singapore)

Ariba Slovak Republic s.r.o. (Slovak Republic)

Ariba Software Technology Services (Shanghai) Co. Ltd. (China)

Ariba Switzerland GmbH (Switzerland)

Ariba Technologies India Private Limited (India)

Ariba Technologies Ireland Limited (Ireland)

Ariba Technologies Netherlands B.V. (Netherlands)

Ariba UK Limited (UK)

Axe Acquisition Corporation (Delaware)

FreeMarkets GmbH (Switzerland)

FreeMarkets International Holding Inc. de Mexico, de S. de R. L. de C. V. (Mexico)

FreeMarkets Ltda. (Brazil)

Nihon Ariba KK (Japan)

Surplus Record, Inc. (Delaware)

Tradex Technologies, Inc. (Delaware)